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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-106155) pertaining to the Cohesant Technologies Inc. 1994 Employee Stock Option Plan, and (Form S-8 No. 333-67127) pertaining to the Cohesant Technologies Inc. Employee 401(k) Profit Sharing Plan of our report dated October 28, 2005, with respect to the combined financial statements of 4279 Investments Ltd. and Affiliate as of November 30, 2004 and for each of the two years in the period ended November 30, 2004, included in this Form 8-K/A Amendment No. 2.

                                        /s/ Ernst & Young LLP

Indianapolis, Indiana
October 28, 2005